SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 15, 2004

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 9.	Regulation FD Disclosure.

On April 14, 2004, Federated Department Stores, Inc. ("Federated") issued a press release announcing that it is exploring the possible acquisition of the Marshall Field's department store group from Target Corporation. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: April 15, 2004	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, Secretary and General Counsel

Exhibit 99.1

FEDERATED DEPARTMENT STORES, INC.

Contacts:
Media - Carol Sanger
513/579-7764
Investor - Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

Federated Interested in Marshall Field's

     CINCINNATI--(BUSINESS WIRE)--April 14, 2004--Federated Department Stores, Inc. (NYSE:FD)(PCX:FD) today announced that it is exploring the possible acquisition of the Marshall Field's department store group from Target Corporation. Target announced last month that it intended to review alternatives for the 62-store division, including a possible sale. No additional details concerning ongoing talks will be made available.

     Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15.4 billion. Federated operates more than 460 stores in 34 states, Guam and Puerto Rico under the names of Macy's, Bloomingdale's, Bon-Macy's, Burdines, Goldsmith's-Macy's, Lazarus-Macy's and Rich's-Macy's. The company also operates macys.com and Bloomingdale's By Mail.

(NOTE: Additional information on Federated, including past news releases, is available at www.fds.com.)

CONTACT: Federated Department Stores, Inc. Media - Carol Sanger, 513/579-7764 Investor - Susan Robinson, 513/579-7780 www.fds.com SOURCE: Federated Department Stores, Inc.